EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Todd M. Raba, Senior Vice President of MidAmerican Energy Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 3, 2004

/s/ Todd M. Raba
Todd M. Raba
Senior Vice President
(co-chief executive officer)*

* Mr. Raba's title represents the capacity held during the reporting period for this Form 10-Q.  Effective August 1, 2004, Mr. Raba became president of MidAmerican Energy Company.